Rule 424(b)(3)
                                                                 No. 333-15411

                       CNL AMERICAN PROPERTIES FUND, INC.

         This Supplement is part of, and should be read in conjunction with, the Prospectus dated April 18, 1997 and the Prospectus Supplement dated October 21, 1997. This Supplement replaces the Supplements dated October 24, 1997, November 21, 1997 and December 9, 1997. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

         Information as to proposed properties for which the Company has received initial commitments and as to the number and types of Properties acquired by the Company is presented as of December 31, 1997, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after December 31, 1997, will be reported in a subsequent Supplement.

                                  THE OFFERING

         As of the completion of its Initial Offering, the Company had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the Reinvestment Plan and after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses, net proceeds to the Company from its Initial Offering totalled approximately $134,000,000. Following the completion of its Initial Offering on February 6, 1997, the Company commenced this offering of up to 27,500,000 Shares. As of December 31, 1997, the Company had received subscription proceeds of $211,173,099 (21,117,310 Shares), including $1,872,648 (187,265 Shares) issued pursuant to the Reinvestment Plan, from 9,214 stockholders in connection with this offering. Net Offering Proceeds to the Company after deduction of Selling Commissions, Marketing Support and Due Diligence Expense Reimbursement Fees and Offering Expenses totalled approximately $190,868,000. As of December 31, 1997, the Company had invested or committed for investment approximately $274,720,000 of aggregate net proceeds from the Initial Offering and this offering in 244 Properties, in providing mortgage financing to the tenants of the 44 Properties consisting of land only to purchase the buildings on these Properties and the buildings on two additional properties through Mortgage Loans, and in paying acquisition fees and certain acquisition expenses, leaving approximately $50,192,000 in aggregate net offering proceeds available for investment in Properties and Mortgage Loans. As of December 31, 1997, $9,502,789 of the Net Offering Proceeds from this offering had been incurred as Acquisition Fees to the Advisor.

                                    BUSINESS

PROPERTY ACQUISITIONS

         Between October 4, 1997 and December 31, 1997, the Company acquired 24 Properties, including 23 Properties consisting of land and building and one Property consisting of building only. These Properties are 13 Ground Round Properties (one in each of Allentown and Reading, Pennsylvania; Colerain and Parma, Ohio; Dubuque and Waterloo, Iowa; Janesville and Wauwatosa, Wisconsin; Gloucester and Ewing, New Jersey; Crystal, Minnesota; Kalamazoo, Michigan; and Nanuet, New York), three Jack in the Box Properties (one in each of Folsom and Los Angeles, California; and Florissant, Missouri), one On The Border
Property (in San Antonio, Texas), one Wendy's Property (in Westlake Village, California), two Golden Corral Properties (one in each of Muskogee, Oklahoma; and Council Bluffs, Iowa) and four Chevy's Fresh Mex Properties (one in each of Beaverton and Lake Oswego, Oregon; Arapahoe, Colorado; and Greenbelt, Maryland). For information regarding the Properties acquired by the Company prior to October 4, 1997, see the Prospectus dated April 18, 1997 and the Prospectus Supplement dated October 21, 1997.

January 7, 1998                              Prospectus Dated April 18, 1997

         The Jack in the Box Properties in Folsom and Los Angeles, California, and Florissant, Missouri, were acquired from Affiliates of the Company. The Affiliates had purchased and temporarily held title to these Properties in order to facilitate their acquisition by the Company. The Properties were acquired by the Company for an aggregate purchase price of approximately $3,674,000, representing the cost of the Properties to the Affiliates (including carrying costs) due to the fact that the amounts were less than each Property's appraised value.

         In connection with the purchase of the 13 Ground Round Properties, the three Jack in the Box Properties, the one Wendy's Property, the two Golden Corral Properties and the four Chevy's Fresh Mex Properties, which are land and building, the Company, as lessor, entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Property Leases." For the Properties that are to be constructed, the Company has entered into development and indemnification and put agreements with the lessees. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation."

         In connection with the On The Border Property in San Antonio, Texas, which is building only, the Company, as lessor, entered into a long-term lease agreement with an unaffiliated lessee. The general terms of the lease agreement are described in the section of the Prospectus entitled "Business - Description of Property Leases." In connection with the purchase of this Property, which is to be constructed, the Company has entered into development and indemnification and put agreements with the lessee. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties Construction and Renovation." In connection with this acquisition, the Company has also entered into a tri-party agreement with the lessee and the owner of the land. The tri-party agreement provides that the ground lessee is responsible for all obligations under the ground lease and provides certain rights to the Company relating to the maintenance of its interest in the building in the event of a default by the lessee under the terms of the ground lease.

         The following table sets forth the location of the 24 Properties, including 23 Properties consisting of land and building and one Property consisting of building only, acquired by the Company, from October 4, 1997 through December 31, 1997, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.

                             PROPERTY ACQUISITIONS
                 From October 4, 1997 through December 31, 1997

                                                             Lease Expira-
                                     Purchase       Date       tion and           Minimum                               Option
Property Location and Competition    Price (1)    Acquired  Renewal Options   Annual Rent (2)   Percentage Rent      To Purchase
---------------------------------    ---------    --------  ---------------   ---------------   ---------------      -----------
JACK IN THE BOX (5)                  $1,076,237   10/17/97  09/2015; four      $110,243 (6);     for each lease       at any time
(the "Florissant Property")          (3)(6)                 five-year renewal  increases by 8%   year, (i) 5% of      after the
Restaurant to be constructed                                options            after the fifth   annual gross sales   seventh lease
                                                                               lease year and    minus (ii) the       year
The Florissant Property is located                                             after every five  minimum annual rent
on the southern quadrant of                                                    years thereafter  for such lease
Charbonier Road and Howdershell                                                during the        year (7)
Road, in Florissant, St. Louis                                                 lease term
County, Missouri, in an area of
mixed retail, commercial, and
residential development.


JACK IN THE BOX (5)                  $1,263,688   10/17/97  09/2015; four      $129,482 (6);     for each lease year,  None
(the "Folsom Property")              (3)(6)                 five-year renewal  increases by 8%   (i) 5% of annual
Restaurant to be constructed                                options            after the fifth   gross sales minus
                                                                               lease year and    (ii) the minimum
The Folsom Property is located                                                 after every five  annual rent for such
on the eastern quadrant of Blue                                                years thereafter  lease year (7)
Ravine Road and East Bidwell                                                   during the lease
Street, in Folsom, Sacramento                                                  term
County, California, in an area of
mixed retail, commercial, and
residential development. Other
fast-food and family-style
restaurants located in proximity
to the Folsom Property include an
IHOP, an Arby's, a Burger King,
a Boston Market, a Manhattan Bagel,
a Subway Sandwich Shop, a Taco
Bell, a McDonald's, a KFC, a
Pizza Hut and several local
restaurants.

                                      -3-

                                                             Lease Expira-
                                     Purchase       Date       tion and           Minimum                               Option
Property Location and Competition    Price (1)    Acquired  Renewal Options   Annual Rent (2)   Percentage Rent      To Purchase
---------------------------------    ---------    --------  ---------------   ---------------   ---------------      -----------
ON THE BORDER (8)                    $292,767     10/17/97  10/2012; three    13.64% of Total   for each lease year, at any time
(the "San Antonio Property")         (excluding             five-year         Cost (4); (9)     (i) 4% of annual     after the
Restaurant to be constructed         development            renewal options                     gross sales minus    tenth lease
                                     costs) (3)                                                 (ii) the minimum     year
The San Antonio Property is                                                                     annual rent for such
located on the east side of U.S.                                                                lease year (7)
Highway 281, within the Alamo
Quarry Market Shopping Center,
in San Antonio, Bexar County,
Texas, in an area of mixed
retail, commercial, and
residential development. Other
fast-food and family-style
restaurants located in
proximity to the San Antonio
Property include a Ruth's Chris
Steakhouse and several local
restaurants.

GROUND ROUND (10)                    $1,220,761   10/20/97  10/2017; five     $125,128          (11)                 at any time
(the "Allentown Property")                                  five-year                                                after the
Existing restaurant                                         renewal                                                  seventh lease
                                                            options                                                  year
The Allentown Property is
located on the north side of
Grape Street, in Allentown,
Lehigh County, Pennsylvania,
in an area of mixed retail,
commercial, and residential
development. Other fast-food
and family-style restaurants
located in proximity to the
Allentown Property include a
Pizza Hut, a Lonestar Steak
House, a Red Lobster, a
Chili's, a KFC, an Olive
Garden, a Ponderosa Steakhouse,
a Friendly's, a Wendy's, a
Perkins, a Burger King, a
Boston Market and several local
restaurants.


                                                             Lease Expira-
                                     Purchase       Date       tion and           Minimum                               Option
Property Location and Competition    Price (1)    Acquired  Renewal Options   Annual Rent (2)   Percentage Rent      To Purchase
---------------------------------    ---------    --------  ---------------   ---------------   ---------------      -----------
GROUND ROUND (10)                    $772,727     10/20/97  10/2017; five     $79,205           (11)                 at any time
(the "Colerain Property")                                   five-year                                                after the
Existing restaurant                                         renewal options                                          seventh lease
                                                                                                                     year
The Colerain Property is located
on the north side of Springdale
Road, in Colerain, Hamilton County,
Ohio, in an area of mixed retail,
commercial, and residential
development. Other fast-food and
family-style restaurants located in
proximity to the Colerain Property
include a Red Lobster, an Outback
Steak House, an Applebee's, an
Olive Garden, a White Castle, an
Arby's, a McDonald's, a T.G.I.
Friday's and several local
restaurants.

GROUND ROUND (10)                    $759,091     10/20/97  10/2017; five     $77,807           (11)                 at any time
(the "Crystal Property")                                    five-year                                                after the
Existing restaurant                                         renewal options                                          seventh lease
                                                                                                                     year
The Crystal Property is located on
the northeast corner of Bass Lake
Road and Jersey Street, in Crystal,
Hennepin County, Minnesota, in an area
of mixed retail, commercial, and
residential development. Other
fast-food and family-style restaurants
located in proximity to the Crystal
Property include a Dairy Queen, a
Taco Bell, a Subway Sandwich Shop, a
KFC and an Applebee's.

                                      -5-

                                                             Lease Expira-
                                     Purchase       Date       tion and           Minimum                               Option
Property Location and Competition    Price (1)    Acquired  Renewal Options   Annual Rent (2)   Percentage Rent      To Purchase
---------------------------------    ---------    --------  ---------------   ---------------   ---------------      -----------
GROUND ROUND (10)                    $1,422,727   10/20/97  10/2017; five     $145,830          (11)                 at any time
(the "Dubuque Property")                                    five-year                                                after the
Existing restaurant                                         renewal options                                          seventh lease
                                                                                                                     year
The Dubuque Property is located
on the west side of John F.
Kennedy Road and Cedar Cross Road,
in Dubuque, Dubuque County, Iowa,
in an area of mixed retail,
commercial, and residential
development. Other fast-food and
family-style restaurants located
in proximity to the Dubuque
Property include a Hardee's, an
Olive Garden, a Wendy's and several
local restaurants.

GROUND ROUND (10)                    $900,000     10/20/97  10/2017; five     $92,250           (11)                 at any time
(the "Gloucester Property")                                 five-year                                                after the
Existing restaurant                                         renewal options                                          seventh lease
                                                                                                                     year
The Gloucester Property is located
on the southeast corner of Blackwood-
Clementon Road and Dartmouth Drive,
in Gloucester, Camden County, New
Jersey, in an area of mixed retail,
commercial, and residential
development. Other fast-food and
family-style restaurants located in
proximity to the Gloucester Property
include a Friendly's, a Boston Market,
a Chili's, an Olive Garden, a
Red Lobster, a Denny's, a Burger King,
a McDonald's, a Taco Bell, a Checkers
and several local restaurants.

                                                             Lease Expira-
                                     Purchase       Date       tion and           Minimum                               Option
Property Location and Competition    Price (1)    Acquired  Renewal Options   Annual Rent (2)   Percentage Rent      To Purchase
---------------------------------    ---------    --------  ---------------   ---------------   ---------------      -----------
GROUND ROUND (10)                    $945,455     10/20/97  10/2017; five     $96,909           (11)                 at any time
(the "Janesville Property")                                 five-year                                                after the
Existing restaurant                                         renewal options                                          seventh lease
                                                                                                                     year
The Janesville Property is
located on the northwest corner
of Milton Avenue and Lodge
Street, in Janesville, Rock
County, Wisconsin, in an area
of mixed retail, commercial,
and residential development.
Other fast-food and family-style
restaurants located in proximity
to the Janesville Property
include an Applebee's, a Pizzeria
Uno, a Perkins, a Fazoli's and
several local restaurants.

GROUND ROUND (10)                    $945,455     10/20/97  10/2017; five     $96,909           (11)                 at any time
(the "Kalamazoo Property")                                  five-year                                                after the
Existing restaurant                                         renewal                                                  seventh lease
                                                            options                                                  year
The Kalamazoo Property is located
on Stadium Drive, east of the
intersection of Seneca Road, in
Kalamazoo, Kalamazoo County,
Michigan, in an area of mixed
retail, commercial, and
residential development. Other
fast-food and family-style
restaurants located in proximity
to the Kalamazoo Property include
an Olive Garden, an Applebee's,
a Chili's, a McDonald's, a Burger
King and several local
restaurants.

                                      -7-

                                                             Lease Expira-
                                     Purchase       Date       tion and           Minimum                               Option
Property Location and Competition    Price (1)    Acquired  Renewal Options   Annual Rent (2)   Percentage Rent      To Purchase
---------------------------------    ---------    --------  ---------------   ---------------   ---------------      -----------
GROUND ROUND (10)                    $1,118,182   10/20/97  10/2017;            $114,614        (11)                 at any time
(the "Parma Property")                                      five five-                                               after the
Existing restaurant                                         year renewal                                             seventh
                                                            options                                                  lease year
The Parma Property is located
on the south side of Day
Drive, in Parma, Cuyahoga
County, Ohio, in an area of
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Parma
Property include an Outback
Steak House, a Red Lobster, an
Olive Garden, an Arby's, a
Denny's and a local
restaurant.

GROUND ROUND (10)                    $1,439,551   10/20/97  10/2017;            $147,554        (11)                 at any time
(the "Reading Property")                                    five five-                                               after the
Existing restaurant                                         year renewal                                             seventh
                                                            options                                                  lease year
The Reading Property is
located on the west side of
Fifth Street Highway at the
entrance to the Fairgrounds
Mall, in Reading, Berks
County, Pennsylvania, in an
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Reading Property include an
Arby's, a Pizza Hut, a
McDonald's, a Burger King, a
Bojangles, a Taco Bell, a
Ponderosa Steakhouse, a Boston
Market, a Subway Sandwich Shop
and several local restaurants.

                                      -8-

                                                             Lease Expira-
                                     Purchase       Date       tion and           Minimum                               Option
Property Location and Competition    Price (1)    Acquired  Renewal Options   Annual Rent (2)   Percentage Rent      To Purchase
---------------------------------    ---------    --------  ---------------   ---------------   ---------------      -----------
GROUND ROUND (10)                    $1,036,364   10/20/97  10/2017;            $106,227             (11)            at any time
(the "Waterloo Property")                                   five  five-                                              after the
Existing restaurant                                         year renewal                                             seventh
                                                            options                                                  lease year
The Waterloo Property is
located on the southwest
corner of East San Marnan
Drive and Penneys Street, in
Waterloo, Black Hawk County,
Iowa, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Waterloo
Property include an Olive
Garden, a Lonestar Steak
House, an Applebee's, a Pizza
Hut, a Boston Market, a Long
John Silver's and several
local restaurants.

GROUND ROUND (10)                    $1,354,545   10/20/97  10/2017;            $138,841             (11)            at any time
(the "Wauwatosa Property")                                  five  five-                                              after the
Existing restaurant                                         year renewal                                             seventh
                                                            options                                                  lease year
The Wauwatosa Property is
located on the northwest
corner of Mayfair Road and
Blue Mound Road, in Wauwatosa,
Milwaukee County, Wisconsin,
in an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Wauwatosa Property include a
Chili's, an Applebee's, a Taco
Bell, a Pizza Hut and several
local restaurants.

                                      -9-

                                                             Lease Expira-
                                     Purchase       Date       tion and           Minimum                               Option
Property Location and Competition    Price (1)    Acquired  Renewal Options   Annual Rent (2)   Percentage Rent      To Purchase
---------------------------------    ---------    --------  ---------------   ---------------   ---------------      -----------
GROUND ROUND (10)                    $1,000,000   11/18/97  11/2017;            $102,500             (11)            at any time
(the "Ewing Property")                                      five  five-                                              after the
Existing restaurant                                         year renewal                                             seventh
                                                            options                                                  lease year
The Ewing Property is located
on the northwest quadrant of
the intersection of North
Olden Avenue and Pennington
Road, in Ewing, Mercer County,
New Jersey, in an area of
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Ewing
Property include a McDonald's,
an IHOP, an Applebee's, a TGI
Friday's, a Taco Bell, a
Wendy's, a Burger King, and a
Boston Market.

WENDY'S                              $811,350     11/18/97  11/2017; two      10.25% of Total    for each lease      at any time
(the "Westlake Village               (excluding             five-year         Cost (4)           year, (i) 7% of     after the
Property")                           development            renewal                              annual gross        seventh
Restaurant to be constructed         costs)                 options                              sales minus         lease year
                                     (3)                                                         (ii) the
The Westlake Village Property                                                                    minimum annual
is located on the southeast                                                                      rent for such
quadrant of Thousand Oaks                                                                        lease year
Boulevard and Lindero Canyon
Road, in Westlake Village, Los
Angeles County, California, in
an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Westlake Village Property
include a McDonald's, a KFC,
and a local restaurant.

                                                             Lease Expira-
                                     Purchase       Date       tion and           Minimum                               Option
Property Location and Competition    Price (1)    Acquired  Renewal Options   Annual Rent (2)   Percentage Rent      To Purchase
---------------------------------    ---------    --------  ---------------   ---------------   ---------------      -----------
GROUND ROUND (10)                    $927,273     12/02/97  12/2017;            $95,045              (11)            at any time
(the "Nanuet Property")                                     five  five-                                              after the
Existing restaurant                                         year renewal                                             seventh
                                                            options                                                  lease year
The Nanuet Property is located
on the northwest corner of
Route 59 West and Dykes Road,
in Nanuet, Rockland County,
New York, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Nanuet
Property include a Ruby
Tuesday's, a Red Lobster, a
Pizza Hut, and a local
restaurant.

GOLDEN CORRAL (12)                   $384,530     12/03/97  06/2013;        10.75% of Total     for each lease       during the
(the "Muskogee Property")            (excluding             four  five-     Cost (4)            year, 5% of the      first
Restaurant to be constructed         development            year renewal                        amount by which      through
                                     costs)                 options                             annual gross         seventh
The Muskogee Property is             (3)                                                        sales exceed         lease years
located on the south side of                                                                    $2,212,853 (7)       and the
West Shawnee Avenue, in                                                                                              tenth
Muskogee, Muskogee County,                                                                                           through
Oklahoma, in an area of mixed                                                                                        fifteenth
retail, commercial, and                                                                                              lease years
residential development.                                                                                             only
Other fast-food and family-
style restaurants located in
proximity to the Muskogee
Property include an
Applebee's, a Red Lobster, a
Burger King, a Long John
Silver's, a Western Sizzlin,
and several local restaurants.


                                                             Lease Expira-
                                     Purchase       Date       tion and           Minimum                               Option
Property Location and Competition    Price (1)    Acquired  Renewal Options   Annual Rent (2)   Percentage Rent      To Purchase
---------------------------------    ---------    --------  ---------------   ---------------   ---------------      -----------
GOLDEN CORRAL (12)                   $467,593     12/30/97  06/2013;          10.75% of Total   for each lease       during the
(the "Council Bluffs                 (excluding             four  five-       Cost (4)          year, 5% of the      first
Property")                           development            year renewal                        amount by which      through
Restaurant to be constructed         costs)                 options                             annual gross         seventh
                                     (3)                                                        sales exceed         lease years
The Council Bluffs Property is                                                                  $2,713,081 (7)       and the
located on the northeast                                                                                             tenth
quadrant of Dial Drive and                                                                                           through
32nd Avenue, in Council                                                                                              fifteenth
Bluffs, Pottawattamie County,                                                                                        lease years
Iowa, in an area of mixed                                                                                            only
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Council
Bluffs Property include a
Cracker Barrel, a Red Lobster,
a Perkins, a Dairy Queen, a
Burger King, a Long John
Silver's, a Taco Bell, a
McDonald's, a Hardee's, and a
Fazoli's.

JACK IN THE BOX (5)                  $1,333,345   12/30/97  04/2015;          $136,668 (6);     for each lease       at any time
(the "Los Angeles #2                 (3)(6)                 four  five-       increases by 8%   year, (i) 5% of      after the
Property")                                                  year renewal      after the fifth   annual gross         seventh
Restaurant to be constructed                                options           lease year and    sales minus          lease year
                                                                              after every       (ii) the
The Los Angeles #2 Property is                                                five years        minimum annual
located on the southeast                                                      thereafter        rent for such
corner of Crenshaw Boulevard                                                  during the        lease year (7)
and Washington Boulevard, in                                                  lease term
Los Angeles, Los Angeles
County, California, in an area
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Los Angeles
#2 Property include a Taco
Bell, a McDonald's, and
several local restaurants.


                                                             Lease Expira-
                                     Purchase       Date       tion and           Minimum                               Option
Property Location and Competition    Price (1)    Acquired  Renewal Options   Annual Rent (2)   Percentage Rent      To Purchase
---------------------------------    ---------    --------  ---------------   ---------------   ---------------      -----------
CHEVY'S FRESH MEX (13)               $2,521,428   12/31/97  12/2012; two      $248,075;          for each lease      at any time
(the "Arapahoe Property")                                   five-year         increases by       year, 5% of the     during the
Existing restaurant                                         renewal           10% after the      amount by which     lease term
                                                            options           fifth lease        annual gross
The Arapahoe Property is                                                      year and after     sales exceed
located on the south side of                                                  every five         $3,213,500
Arapahoe Road, in Arapahoe,                                                   years
Arapahoe County, Colorado, in                                                 thereafter
an area of mixed retail,                                                      during the
commercial, and residential                                                   lease term
development.  Other fast-food
and family-style restaurants
located in proximity to the
Arapahoe Property include a
Bennigan's, a Wendy's, a Ruby
Tuesday's, an Arby's, a
McDonald's, a Denny's, and
several local restaurants.

CHEVY'S FRESH MEX (13)               $2,477,078   12/31/97  12/2012; two      $243,712;          for each lease      at any time
(the "Beaverton Property")                                  five-year         increases by       year, 5% of the     during the
Existing restaurant                                         renewal           10% after the      amount by which     lease term
                                                            options           fifth lease        annual gross
The Beaverton Property is                                                     year and after     sales exceed
located on the southeast                                                      every five         $2,548,750
quadrant of the intersection                                                  years
of Hall Boulevard and Nimbus                                                  thereafter
Avenue, in Beaverton,                                                         during the
Washington County, Oregon, in                                                 lease term
an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Beaverton Property include an
Arby's, and a local
restaurant.

                                      -13-

                                                             Lease Expira-
                                     Purchase       Date       tion and           Minimum                               Option
Property Location and Competition    Price (1)    Acquired  Renewal Options   Annual Rent (2)   Percentage Rent      To Purchase
---------------------------------    ---------    --------  ---------------   ---------------   ---------------      -----------
CHEVY'S FRESH MEX (13)               $2,288,676   12/31/97  12/2012; two      $225,176;          for each lease      at any time
(the "Greenbelt Property")                                  five-year         increases by       year, 5% of the     during the
Existing restaurant                                         renewal           10% after the      amount by which     lease term
                                                            options           fifth lease        annual gross
The Greenbelt Property is                                                     year and after     sales exceed
located on the southeast                                                      every five         $2,722,250
quadrant of the intersection                                                  years
of Greenbelt Road and the                                                     thereafter
Baltimore Washington Parkway,                                                 during the
in Greenbelt, Prince Georges                                                  lease term
County, Maryland, in an area
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Greenbelt
Property include a Denny's, a
Wendy's, a T.G.I Friday's, and
several local restaurants.

CHEVY'S FRESH MEX (13)               $2,334,198   12/31/97  12/2012; two      $229,654;          for each lease      at any time
(the "Lake Oswego Property")                                five-year         increases by       year, 5% of the     during the
Existing restaurant                                         renewal           10% after the      amount by which     lease term
                                                            options           fifth lease        annual gross
The Lake Oswego Property is                                                   year and after     sales exceed
located between Interstate                                                    every five         $2,983,250
Highway 5 and Bangy Road, in                                                  years
Lake Oswego, Clackamas County,                                                thereafter
Oregon, in an area of mixed                                                   during the
retail, commercial, and                                                       lease term
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Lake Oswego
Property include an
Applebee's, an Olive Garden,
and a Taco Bell.

FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for construction Properties, once the buildings are constructed, is set forth below:

         Property                                Federal Tax Basis
         --------                               -------------------
         Florissant Property                           $   723,000
         Folsom Property                                   702,000
         San Antonio Property                            1,265,000
         Allentown Property                                882,000
         Colerain Property                                 533,000
         Crystal Property                                  188,000
         Dubuque Property                                  807,000
         Gloucester Property                               527,000
         Janesville Property                               547,000
         Kalamazoo Property                                710,000
         Parma Property                                    791,000
         Reading Property                                  790,000
         Waterloo Property                                 657,000
         Wauwatosa Property                                802,000
         Ewing Property                                    683,000
         Westlake Village Property                         759,000
         Nanuet Property                                   603,000
         Muskogee Property                                 853,000
         Council Bluffs Property                         1,059,000
         Los Angeles #2 Property                           585,000
         Arapahoe Property                               1,674,000
         Beaverton Property                              1,675,000
         Greenbelt Property                              1,470,000
         Lake Oswego Property                            1,500,000

(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the San Antonio Property, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, (iii) the date the restaurant opens for business to the public, or (iv) the date the tenant receives from the landlord its final funding of the construction costs. For the Westlake Village Property, minimum annual rent will become due and payable on the earlier of (i) 120 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, (iii) the date the restaurant opens for business to the public, or (iv) the date the tenant receives from the landlord its final funding of the construction costs. For the Muskogee and Council Bluffs Properties, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease,
         (ii) the date the certificate of occupancy for the restaurant is issued, or (iii) the date the restaurant opens for business to the public. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the San Antonio and Westlake Village Properties, as described above, the tenant shall pay monthly "interim rent" equal to a specified rate per annum (ranging from 10.25% to 11%) of the amount funded by the Company in connection with the purchase and construction of the Properties. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Muskogee and Council Bluffs Properties, as described above, interim rent equal to ten percent per annum of the amount funded by the Company in connection with the purchase and construction of the Properties shall accrue and be payable in a single lump sum at the time of final funding of the construction costs.

(3) The development agreements for the Properties which are to be constructed, provides that construction must be completed no later than the dates set forth below. The maximum cost to the Company, (including the purchase price of the land, development costs, and closing and acquisition costs) is not expected to, but may, exceed the amount set forth below:

         Property                           Estimated Maximum Cost                         Estimated Final Completion Date
         --------                           -----------------------                        --------------------------------
         Florissant Property                        $1,075,539                             March 16, 1998
         Folsom Property                             1,263,239                             March 4, 1998
         San Antonio Property                        1,260,879                             April 15, 1998
         Westlake Village Property                   1,488,479                             March 18, 1998
         Muskogee Property                           1,301,592                             June 1, 1998
         Council Bluffs Property                     1,580,790                             June 28, 1998
         Los Angeles #2 Property                     1,341,495                             Opened for business
                                                                                           September 28, 1997

(4) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(5) The lessee of the Florissant, Folsom and Los Angeles #2 Properties is the same unaffiliated lessee.

(6) The Company paid for all construction costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

(7) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(8) The Company owns the building only for this Property. The Company does not own the underlying land; although, the Company entered into a tri-party agreement with the lessee and the landlord of the land in order to provide the Company with certain rights with respect to the land on which the building is located.

(9) Base rent shall increase after every five years during the lease term by the lesser of (i) 10% of the minimum base rent during the preceding year or (ii) 150% of the percentage change in the Consumer Price Index.

(10) The lessee of the Allentown, Colerain, Crystal, Dubuque, Gloucester, Janesville, Kalamazoo, Parma, Reading, Waterloo, Wauwatosa, Ewing and Nanuet Properties is the same unaffiliated lessee.

(11) For each lease year, percentage rent shall be calculated upon the amount by which gross sales exceed base sales as follows: 6% for an increase of 0% to 33.33% above base sales, 5.5% for an increase of 33.34% to 66.7% above base sales, and 5% for an increase of 66.8% to 100% above base sales. For increases in gross sales in excess of 100%, percentage rent shall decrease by .5% for every additional 33.33% increase above base sales. Base sales are as follows:

         Property                                   Base Sales
         --------                                  ------------
         Allentown Property                         $2,085,487
         Colerain Property                           1,320,076
         Crystal Property                            1,296,780
         Dubuque property                            2,430,493
         Gloucester Property                         1,537,500
         Janesville Property                         1,615,152
         Kalamazoo Property                          1,615,152
         Parma Property                              1,910,355
         Reading Property                            2,459,233
         Waterloo Property                           1,770,455
         Wauwatosa Property                          2,314,015
         Ewing Property                              1,708,333
         Nanuet Property                             1,583,777

(12) The lessee of the Muskogee and Council Bluffs Properties is the same unaffiliated lessee.

(13) The lessee of the Arapahoe, Beaverton, Greenbelt and Lake Oswego Properties is the same unaffiliated lessee.

PENDING INVESTMENTS

         As of December 31, 1997, the Company had initial commitments to acquire seven properties, including six properties consisting of land and building and one property consisting of building only. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of all seven of these properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business - Description of Property Leases."

         In connection with the IHOP property in Saugus, Massachusetts, the Company anticipates owning only the building and not the underlying land. However, the Company anticipates entering into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

         Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.



                               Lease Term and
Property                       Renewal Options        Minimum Annual Rent       Percentage Rent       Option to Purchase
--------                      -----------------      ---------------------      ---------------       ------------------
Boston Market           15 years; five five-year  10.38% of the Company's   for each lease year       any time after the fifth
Colorado Springs, CO    renewal options           total cost to purchase    after the fifth lease     lease year
Existing restaurant                               the property; increases   year, (i) 4% of annual
                                                  by 10% after the fifth    gross sales minus (ii)
                                                  lease year and after      the minimum annual rent
                                                  every five years          for such lease year at
                                                  thereafter during the
                                                  lease term







Golden Corral           15 years; four            10.75% of Total Cost      for each lease year,      during the first
Dubuque, IA (#2)        five-year renewal         (1)                       5% of the amount by       through seventh
Restaurant to be        options                                             which annual gross        lease years and the
constructed                                                                 sales exceed a to be      tenth through
                                                                            determined                fifteenth lease
                                                                            breakpoint                years only



Golden Corral          15 years; four             10.75% of Total Cost (1)  for each lease year,      during the first
Edmond, OK             five-year renewal                                    5% of the amount by       through seventh
Restaurant to be       options                                              which annual gross        lease years and the
constructed                                                                 sales exceed a to be      tenth through
                                                                            determined                fifteenth lease
                                                                            breakpoint                years only



Ground  Round          20 years; five             10.25% of the             (2)                       at any time after
Maple Shade, NJ        five-year renewal          Company's total cost                                the seventh lease
Existing restaurant    options                    to purchase the                                     year
                                                  property




IHOP (3)                (4)                       11.78% of the             for each lease year,      at any time after the
Saugus, MA                                        Company's total cost      (i) 3% of annual          fifth lease year
Existing restaurant                               to purchase the           gross sales minus
                                                  building; increases       (ii) the minimum
                                                  by 5.81% after the        annual rent for such
                                                  fifth lease year,         lease year
                                                  4.66% after the
                                                  tenth lease year,
                                                  and 2.83% after the
                                                  fifteenth lease year




Ruby Tuesday's           20 years; two            11% of Total Cost         for each lease year,      at any time after
Georgetown, KY           five-year renewal        (1); increases by         (i) 6% of annual          the seventh lease
Restaurant to be         options                  10% after the fifth       gross sales minus         year
constructed                                       lease year and after      (ii) the minimum
                                                  every five years          annual rent for such
                                                  thereafter during         lease year at any
                                                  the lease term            time after the
                                                                            seventh lease year



Shoney's Phoenix, AZ    20 years; two             11% of Total Cost         for each lease year,      at any time after the
(#4) Restaurant to be   five-year renewal         (1); increases by         (i) 6% of annual          seventh lease year
renovated               options                   10% after the fifth       gross sales minus
                                                  lease year and after      (ii) the minimum
                                                  every five years          annual rent for such
                                                  thereafter during         lease year
                                                  the lease term


FOOTNOTES:

(1) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(2) For each lease year, percentage rent shall be calculated upon the amount by which gross sales exceed a to be determined breakpoint (base sales) as follows; 6% for an increase of 0% to 33.33% above base sales, 5.5% for an increase of 33.34% to 66.7% above base sales, and 5% for an increase of 66.8% to 100% above base sales. For increases in gross sales in excess of 100%, percentage rent shall decrease by .5% for every additional 33.33% increase above base sales.

(3) The Company anticipates owning the building only for this property. The Company will not own the underlying land; although, the Company anticipates entering into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

(4) The lease term shall expire upon the earlier of (i) the date 20 years from the date of closing, (ii) the expiration of the original term of the ground lease, or (iii) the earlier termination of the ground lease.

BORROWING

         Between October 4, 1997 and December 31, 1997, the Company obtained six advances totalling $1,760,940 under the Line of Credit. The proceeds of these advances were used to acquire Equipment for six restaurant properties, one in each of Rapid City, South Dakota; London, Kentucky; Guadalupe, Arizona; Sparta, Tennessee; Las Vegas, Nevada; and Kingston, Tennessee.

         In addition, on November 14, 1997, the Company used $19 million of uninvested net offering proceeds to temporarily reduce the balance outstanding under the Line of Credit pending the investment of such offering proceeds in Properties or Mortgage Loans in order to reduce interest expense incurred by the Company.

                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                        BEFORE DIVIDENDS PAID DEDUCTION
                       CNL AMERICAN PROPERTIES FUND, INC.
                    PROPERTIES ACQUIRED FROM OCTOBER 4, 1997
                           THROUGH DECEMBER 31, 1997
                For the Year Ended December 31, 1996 (Unaudited)


         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction of each Property acquired by the Company from October 4, 1997 through December 31, 1997. The statement presents unaudited estimated taxable operating results for each Property that was operational as if the Property had been acquired and operational on January 1, 1996 through December 31, 1996. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. No single lessee or group of affiliated lessees lease Properties or has borrowed funds from the Company with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of the Company.

                                     Jack in the Box           Jack in the Box       On The Border          Ground Round
                                    Florissant, MO (6)          Folsom, CA (6)      San Antonio, TX        Allentown, PA (7)
                                    ------------------         ---------------      ---------------        -----------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                           (5)                       (5)                   (5)                   $125,128

Asset Management Fees (2)               (5)                       (5)                   (5)                     (7,322)

General and Administrative
  Expenses (3)                          (5)                       (5)                   (5)                     (7,758)
                                                                                                              --------

Estimated Cash Available from
  Operations                            (5)                       (5)                   (5)                    110,048

Depreciation and Amortization
  Expense (4)                           (5)                       (5)                   (5)                    (22,607)
                                                                                                              --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                        (5)                       (5)                   (5)                   $ 87,441
                                                                                                              ========

                                 See Footnotes


                                    Ground Round             Ground Round           Ground Round            Ground Round
                                  Colerain, OH (7)          Crystal, MN (7)        Dubuque, IA (7)       Gloucester, NJ(7)
                                 -----------------          ---------------        ---------------       -----------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                       $ 79,205                    $ 77,807               $145,830              $ 92,250

Asset Management Fees (2)             (4,633)                     (4,552)                (8,533)               (5,397)

General and Administrative
  Expenses (3)                        (4,911)                     (4,824)                (9,041)               (5,720)
                                    --------                    --------               --------              --------

Estimated Cash Available from
  Operations                          69,661                      68,431                128,256                81,133

Depreciation and Amortization
  Expense (4)                        (13,658)                     (4,824)               (20,701)              (13,511)
                                     --------                   --------               --------               --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                    $ 56,003                    $ 63,607               $107,555              $ 67,622
                                    ========                    ========               ========              ========

                                 See Footnotes

                                       Ground Round                 Ground Round       Ground Round        Ground Round
                                    Janesville, WI (7)           Kalamazoo, MI (7)     Parma, OH(7)       Reading, PA(7)
                                    ------------------           -----------------     ------------       --------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                        $ 96,909                       $ 96,909            $114,614            $147,554

Asset Management Fees (2)              (5,670)                       (5,670)              (6,706)             (8,634)

General and Administrative
  Expenses (3)                         (6,008)                       (6,008)              (7,106)             (9,148)
                                     --------                      --------             --------            --------

Estimated Cash Available from
  Operations                           85,231                        85,231              100,802             129,772

Depreciation and Amortization
  Expense (4)                        (14,015)                       (18,201)             (20,290)            (20,254)
                                     --------                      --------             --------            --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                     $ 71,216                      $ 67,030             $ 80,512            $109,518
                                     ========                      ========             ========            ========



                                 See Footnotes



                                    Ground Round           Ground Round           Ground Round              Wendy's
                                  Waterloo, IA (7)        Wauwatosa, WI (7)       Ewing, NJ (7)       Westlake Village, CA
                                  ----------------        ----------------        -------------       --------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                       $106,227                 $138,841                $102,500               (5)

Asset Management Fees (2)             (6,215)                  (8,124)                 (5,997)              (5)

General and Administrative
  Expenses (3)                        (6,586)                  (8,608)                 (6,355)              (5)
                                    --------                 --------                --------

Estimated Cash Available from
  Operations                          93,426                  122,109                  90,148               (5)

Depreciation and Amortization
  Expense (4)                       (16,846)                  (20,557)                (17,518)              (5)
                                    --------                 --------                --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                    $ 76,580                 $101,552                $ 72,630               (5)
                                    ========                 ========                ========



                                 See Footnotes

                                Ground Round          Golden Corral            Golden Corral             Jack in the Box
                                Nanuet, NY (7)       Muskogee, OK (8)      Council Bluffs, IA (8)     Los Angeles #2, CA (6)
                                --------------       ----------------      ----------------------     ----------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                    $ 95,045                  (5)                  (5)                          (5)

Asset Management Fees (2)          (5,561)                 (5)                  (5)                          (5)

General and Administrative
  Expenses (3)                     (5,893)                 (5)                  (5)                          (5)
                                 --------

Estimated Cash Available from
  Operations                       83,591                  (5)                  (5)                          (5)

Depreciation and Amortization
  Expense (4)                     (15,455)                  (5)                 (5)                          (5)
                                 --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                 $ 68,136                  (5)                  (5)                          (5)
                                 ========

                                 See Footnotes


                                   Chevy's Fresh Mex         Chevy's Fresh Mex       Chevy's Fresh Mex     Chevy's Fresh Mex
                                    Arapahoe, CO (9)         Beaverton, OR (9)       Greenbelt, MD (9)    Lake Oswego, OR (9)
                                    ---------------         -------------------      -----------------    --------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                         $248,075                   $243,712              $225,176               $229,654

Asset Management Fees (2)              (15,129)                   (14,862)              (13,732)               (14,005)

General and Administrative
  Expenses (3)                         (15,381)                   (15,110)              (13,961)               (14,239)
                                      --------                   --------              --------               --------

Estimated Cash Available from
  Operations                           217,565                    213,740               197,483                201,410

Depreciation and Amortization
  Expense (4)                          (42,922)                  (42,955)               (37,682)               (38,458)
                                      --------                   --------              --------               --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                      $174,643                   $170,785              $159,801               $162,952
                                      ========                   ========              ========               ========

                                 See Footnotes

                                      Total
                                      -----

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                       $2,365,436

Asset Management Fees (2)             (140,742)

General and Administrative
  Expenses (3)                        (146,657)
                                     ---------

Estimated Cash Available from
  Operations                         2,078,037

Depreciation and Amortization
  Expense (4)                         (380,454)
                                     ----------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                    $1,697,583
                                     ==========




FOOTNOTES:

(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Fund Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(3) Estimated at 6.2% of gross rental income based on the previous experience of Affiliates of the Advisor with 17 public limited partnerships which own properties similar to those owned by the Company. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(4) The estimated federal tax basis of the depreciable portion (the building portion) of each Property has been depreciated on the straight-line method over 39 years.

(5) The Property is under construction for the period presented. The development agreements for the Properties which are to be constructed, provide that construction must be completed no later than the dates set forth below:

         Property                                    Estimated Final Completion Date
         --------                                    --------------------------------
         Florissant Property                         March 16, 1998
         Folsom Property                             March 4, 1998
         San Antonio Property                        April 15, 1998
         Westlake Village Property                   March 18, 1998
         Muskogee Property                           June 1, 1998
         Council Bluffs Property                     June 28, 1998
         Los Angeles #2 Property                     Opened for business
                                                     September 28, 1997

(6) The lessee of the Florissant, Folsom and Los Angeles #2 Properties is the same unaffiliated lessee.

(7) The lessee of the Allentown, Colerain, Crystal, Dubuque, Gloucester, Janesville, Kalamazoo, Parma, Reading, Waterloo, Wauwatosa, Ewing and Nanuet Properties is the same unaffiliated lessee.

(8) The lessee of the Muskogee and Council Bluffs Properties is the same unaffiliated lessee.

(9) The lessee of the Arapahoe, Beaverton, Greenbelt and Lake Oswego Properties is the same unaffiliated lessee.